5608 S. 50th Street

                                 LEASE AGREEMENT

     This LEASE AGREEMENT, executed in two or more counterparts is made and entered into this 26 day of March, 1996, by and between Marlyn D. Schwartz (hereinafter the landlord), whose address for the purpose of the Lease is 5300 Old Cheney Road, Lincoln, Nebraska, 68516 and Rex Lamb d/b/a Docutech (hereinafter the Tenant), whose address for the purpose of this Lease is 5046 Rentworth Ct., Lincoln NE 68516.

     WIINESSETH:

     IN CONSIDERATION of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Premises.

          A. Demised Premises. Landlord does hereby demise and lease unto Tenant, and Tenant does lease and take from Landlord the following described premises, hereinafter referred to as the "Demised Premises," now erected in the 5608 S. 50th Street Building, (hereinafter the Building) in the City of Lincoln, Lancaster County, Nebraska:

          a store unit measuring approximately 6,832 sq. ft. with 4,000 sq. ft. finished space and 2,832 sq. ft. unfinished space.

     Any measurements herein specified are from the outside of the exterior walls to the centerline of the interior walls. The approximate boundaries and location of the Demised Premises are outlined in red on the site plan of the Building, which is marked Exhibit B attached hereto and made a part hereof, and the Building itself is outlined in green on said Exhibit.

          B. Common Areas. In addition to the occupancy of the Demised Premises, Tenant and Tenant's concessionaires, officers, employees, agents, customers and invites also shall have the right to the nonexclusive use of automobile parking areas, access roads, truck loading area, delivery area, walkways, bus stops, landscaped areas, driveways and sidewalks which now are or hereafter may be located upon some portion of the Shopping Center. Such parking areas, access roads, truck loading areas, delivery areas, walkways, bus stops, landscaped areas, driveways and sidewalk hereinafter are collectively referred to as the "Common Areas". Landlord agrees to make the Common Areas continuously available to tenant for nonexclusive use by Tenant and the other aforementioned groups of persons during the term of this Lease, except when portions thereof may be unavailable for use by reason of repair work. The nonexclusive use of


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     the common Areas by Tenants and Tenant's concessionaires, officers, employees, agents, customers and invites at all times shall be subject to such reasonable rules and regulations as Landlord from time to time may establish and shall be in common with those rules and regulations for other tenants of the Shopping Center.

     2. Commencement of Term. The term of this Lease shall commence thirty (30) days following receipt by Tenant of written notice by Landlord that the Demised Premises are ready for Tenant Improvements, or the date Tenant first opens for business to the public, whichever is the first to occur (hereinafter referred to as the Commencement Date) which shall be defined as May 1, 1996.

     3. Term. The term of this Lease shall commence on the Commencement Date and shall end at 11:59 P.M. on April 30, 1998. As used herein, the term "lease year" shall mean the twelve (12) calendar month period beginning on the first day of January and ending on the last day of the following December except that the first Lease Year, which shall be only a fractional Lease Year, shall begin on the Commencement Date of the term of this Lease and shall end on the last day or the following December.

     4. Options To Extend. If Tenant is not then in default under any terms and provisions of this Lease, Tenant shall have the option to extend the term of this Lease for an additional term (sometimes in this Lease referred to as the "first additional term") of two years, from and after the expiration of the initial term of the Lease. In order to exercise such option, Tenant shall provide Landlord with advance written notice of Tenant's intent to exercise option no less than 120 days prior to the expiration of the initial term of the Lease. In the event that Tenant fails to provide such notice to Landlord as provided herein, such option shall lapse and shall be rendered null and void. In the event that Tenant exercises its option to extend this Lease as provided herein, such extension shall be on the same terms and conditions as their initial term of this Lease, except that the amount of the rent for such extension shall be determined in the manner provided under Paragraph 5B below.

     If Tenant exercises its first option to extend the term of this Lease, Tenant is not then in default under any of the terms and provisions of this Lease, and Tenant shall have the option to further extend the term of the Lease for a second additional term (sometimes in this Lease referred to as the "second additional terms) of two (2) years, from and after the expiration of the first additional term of this Lease, upon the giving of written notice of the exercise of such option to Landlord at least one hundred twenty (120) days prior to the expiration of the first additional term of the Lease. Said second extension shall be on the same terms and conditions as the basic term with the exception of rent which shall be determined in the manner provided under Paragraph 5B.

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     5. Rent.

          A. Cash Rent. Tenant agrees to pay Landlord at the office of Landlord or at such other place as may be designated by Landlord for each year of the basic term an annual rent of Forty Four Thousand One Hundred Sixty Dollars ($44,160.00) for the first through and including the second full lease year, payable in advance in equal monthly installments of Three Thousand Six Hundred Eighty Dollars ($3,680.00). If the lease term commences on a day other than the first day of a calendar month, the rent for that first fractional month shall be prorated and paid on the first day of the month next succeeding, and the last fractional month shall be similarly prorated, but paid in advance.

          B. Option Term Rent. In the event the Tenant exercises the option to extend this Lease in the manner provided under Paragraph 4, the rental rate shall be adjusted for the extended term by taking the total rents of the premises owned by this Landlord less Tenant's current rent, divided by the total square footage of the premises included in the above base rents which shall equal an "average rent per square foot", then multiply the "average rent per square foot" times the Tenant's square feet as described in Paragraph 1A directly or indirectly, which will equal the new annual rent for the duration of the extended term. Such amount shall be payable in advance in equal monthly installments commencing on April 30, 1998 and continuing on the first day of each month thereafter for the duration of the extended term.

          C. Additional Rent. Any other sums of money or charges to be paid by the Tenant pursuant to the provisions of any other sections of this Lease shall be designated as "Additiona1 Rent". (See Addendum}

          D. Interest. If any rent or additional rent is not paid when due interest shall be due on the amount remaining to be paid at the rate of 14% per annum or the maximum interest rate permitted under law, whichever is the lesser, from the date such amount was due until such rent or additional rent is paid.

     6. Real Estate Taxes. Omitted

          A. Tenant's Proportionate Share. Omitted

          B. When Due. Omitted

          C. Fractional Year. Omitted

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     7. Insurance. Omitted

          A. Hazard Insurance. Omitted

          B. Public Liability. Omitted

          C. General. Omitted

     8. Utilities. Tenant shall pay before delinquency all charges for water, gas, heat, electricity, power, telephone service, sanitary sewer (including cleaning), and other similar charges incurred by Tenant with respect to and during its Lease of the Demised Premises.

     9. Common Areas Maintenance and Costs.

          A. Maintenance of Common Areas. Landlord shall operate and maintain the Common Areas during the term of this Lease in good order and repair in accordance with reasonable standards of shopping center cleanliness and maintenance.

          B. Cost of Common Area Maintenance. Omitted

          C. Definition of Costs of Common Area Maintenance. Omitted

     10. Maintenance and Repair - Demised Premises.

          A. By Tenant. Tenant shall repair and maintain in good order and condition all interior portions, including the maintenance of the building service facilities such as the wiring, plumbing, heating and air conditioning systems, and all glass, including plate glass, exterior doors and automatic door operators of the Demised Premises.

          B. By Landlord. Landlord at all times will keep and maintain the exterior and structura1 parts of the building, including but not limited to, the roof, the walls (except interior painting or decorating, and excepting any plate glass], floors (except floor covering), foundation, canopy, sewers and utility services, unless any such repair or replacement thereof is occasioned by reason of acts of neglect of Tenant, its agent, servants or employees.

     11. Alterations. Tenant, at its own expense during the term of this Lease, may make such nonstructural alterations to the interior of the Demised Premises it deems appropriate, provided that: (i) the structural integrity of the Demised Premises shall not be affected or diminished; (ii) the value of thereby diminished; and (iii) the exterior appearance (including the store front) is not thereby altered or changed. In all other instances, Tenant shall secure prior written approval and consent

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of Landlord before making any alterations, which consent shall not be unreasonably acceptable to Landlord. At the time Landlord's approval of any alterations is sought, Tenant shall submit to Landlord plans and specifications for such work, together with a statement of the estimated costs of such work. All such alterations shall be completed in a good and workmanlike manner with first-class materials. Tenant shall make no additions or alterations whatsoever to the exterior of the Demised Premises without the prior written consent of Landlord. Upon the termination of this Lease any additions or alterations made to the interior of the Demised Premises by Tenant shall remain a part of the Demised Premises and be surrendered therewith.

     12. Tenant's Assignment or Subletting. Provided that Tenant is not then in default under any term of this Lease, Tenant shall have the right, with Landlord's written consent, to assign this Lease or to sublet any portion of the Demised Premises to any third party. Any assignment by Tenant shall be subject to those limitations in uses provided for in any agreement declaring restrictions to the use and operation of the Shopping Center and further subject to any provisions of leases with other tenants of the Shopping Center prohibiting competing uses with their use of the Shopping Center. In the event of any assignment or subletting, Tenant shall remain liable for all rent payments due and for all covenants and obligations of Tenant under this Lease.

     13. Damages to or Destruction of Demised Premises. If the Demised Premises or any portions thereof are so damaged or destroyed by fire or other casualty so as to render the Demised Premises unfit for occupancy, and the Demised Premises cannot reasonably be repaired and restored within one hundred eighty (180) calendar days from such damage, then Tenant and Landlord shall have the right of cancelling this Lease by giving written notice to the other within thirty (30) days of such damage, and the proceeds of the fire and extended coverage insurance policy shall be paid to and be the sole property of Landlord. Tenant shall be entitled to receive a prorated refund of any rent and other charges paid in advance. If Tenant elects not to give notice of cancellation or if damage is such that the Demised Premises can be restored/repaired within 180 calendar days, then Landlord shall repair and restore the Demised Premises to the former condition just prior to the loss, and the insurance proceeds shall be applied to such repairs and restoration. From the date of such fire or casualty until the Demised Premises are restored in accordance with the provisions set forth above, Tenant shall pay only such portion of rent accruing from time to time as the value of the portion of the Demised Premises not made untenantable by reason of such casualty shall bear to the value of the Demised Premises hereby leased.

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     14. Condemnation.

          A. Complete Taking. In the event that the whole of the Demised Premises are taken for public or quasi-public purposes by the government of the United States, the State of Nebraska, the City of Lincoln, or any government or power whatsoever, or by any corporation under the right of eminent domain, or should the whole of the Demised Premises be condemned by any court, city, county, state or governmenta1 authority of office, department or bureau of any city, county, state or of the United States, then in any such event this Lease shall terminate as of the date title to the Demised Premises vests in the condemning authority. For the purposes hereof, such date of vesting in the condemnor terminating this Lease shall operate as though it were the date originally intended by the parties for expiration of the tenancy created hereunder, and the rent reserved herein shall be adjusted in the light of the condemnation, so that Tenant shall pay rent to Landlord only up to the date of vesting in the condemnor. Any prepaid or advance rental or other amounts to be paid by Tenant under this Lease paid by Tenant to Landlord or third party for that part of the term extending beyond the date on which the title vests in the condemnor shall be refunded within three (3) days after Landlord has received an award of just compensation from the condemning authority for the taking of the Demised Premises, provided Tenant shall have duly performed all the covenants and conditions of this Lease by it to be performed.

          B. Generally. It is recognized by both parties that the Landlord and Tenant each shall have separate rights of damages against the public authority on account of any condemnation or taking under the power of eminent domain of any part or all of said Demised Premises, and it is expressly provided herein that neither party waives or forgoes any claim it may have on behalf of its property or leasehold value.

     15. Permitted Use. No portion of the Demised Premises shall be used for (i) any purpose or use which would diminish the value of said property, or (ii) any use prohibited by any agreement running with the land declaring restrictions on use. The Demised Premises may otherwise be used for any lawful purpose.

     16. Covenant Against Mechanics Liens. Tenant shall do all things necessary to prevent the filing of any mechanic's other liens against the Demised Premises, or the interest of any mortgages or holders of any deed of trust covering the Demised Premises by reason of any work, labor, services performed or any materials supplied or claimed to have been performed or supplied to Tenant, or anyone holding the Demised Premises, or any part thereof, through or under Tenant. If any such lien shall at any

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time be filed, Tenant shall either cause the same to be vacated and cancelled or record within thirty (30) days after the date of the filing thereof or, if Tenant in good faith determines that such lien should be contested, Tenant shall furnish such security by surety bond or otherwise as may be necessary or be prescribed by law to release the same as a lien against the real property and to prevent any foreclosure of such lien during the pendency of such contest. If Tenant shall fail to vacate or release such lien in the manner and within the time period aforesaid, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default, Landlord may, but shall not be paying the amount claimed to be duo or by procuring the release of such lien by giving security, or in such other manner as may be prescribed by law. Tenant shall repay to Landlord, on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this paragraph, including Landlord's cost and expenses and reasonable attorney's fees incurred in connection therewith. However, nothing contained herein shall imply any consent or agreement on the part of the Landlord, Landlord's mortgagees or holds of deeds of trust of the Demised Premises to subject their respective estates or interest to liability under any mechanic's or other lien law, whether or not the performance or the furnishing of such work, labor, services or materials to Tenant or anyone holding the Demised premises, or any part thereof, through or under Tenant, shall have been consented to by Landlord and/or any of such parties.

     17. Fixtures and Machinery. It is mutually agreed that all personal property on the Demised Premises, including merchandise of every kind, nature and description, furnishing, equipment, trade fixtures and including refrigeration equipment (but expressly including air conditioning equipment and heating equipment, except air condition equipment installed by the Tenant, if any) and all other property hereafter placed or kept on the Demised Premises by Tenant, are and shall continue to be the sole property of the Tenant, unless the same shall have been installed to replace equipment previously installed by Landlord. Tenant may, during the term of this Lease or any extensions thereof remove any furniture, fixtures or equipment as it may so desire, provided Tenant sha11 repair all damages resulting from such removal, as nothing herein is intended to impose any such removal, as nothing herein is intended to impose any restrictions on the use of the furniture, fixtures or equipment an the Tenant may deem necessary or desirable in the operation of its business.

     18. Quiet Enjoyment. Landlord covenants that Landlord is the sole owner in fee simple of or has a leasehold interest in the Demised Premises, has good and marketable title thereof, and has full right to lease the Demised Premises for the term aforesaid, and for the term of all extensions permitted to the Tenant hereunder, and that Tenant upon payment of rent and performing Tenant's obligations in this Lease may peaceably and quietly have, hold, and enjoy the said Demised Premises for the

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said term and all extentions thereof until terminated an provided in the Lease.

     l9. Subordination. Landlord may assign its rights under this Lease as security to the holders of one or more mortgages, trust deed or other encumbrance now or hereafter in force against all or any part of the land or improvements constituting the Demised Premises of the Shopping Center. Upon the request of Landlord, Tenant will subordinate its rights hereunder to the lien of one or more mortgages, trust deed or other encumbrance now or hereafter in force against all or any part or the land improvements constituting the Demised Premises or the Shopping Center, and to a11 advances made or hereafter to be made upon the security thereof; provided, however, that any such mortgage, deed of trust or other security document shall provide that the secured party, in the event of its acquiring title to the Demised Premises or the Shopping Center, whether through foreclosure, judicial process or otherwise, shall recognize the validity of this Lease and shall honor the rights of Tenant hereunder so long as Tenant (a) is not in default under this Lease at the time such secured party acquired title to the Demised Premises or the Shopping Center and (b) agrees to attorn to such mortgagee as if it were the original Landlord hereunder.

     20. Tenant's Default. If Tenant defaults in the payment of any rent or other sums due and payable to Landlord under this Lease and such default continues for a period of ten (10) days after written notice of such default has been given by Landlord to Tenant, or if Tenant shall violate or default in the performance of any covenants, agreements, stipulations or other conditions contained herein (other than the payment of rent and other sums payable under this Lease) and such violation or default continues for a period of thirty (30) days after written notice of such violation or default has been given by Landlord to Tenant, or, in the case of a default not curable within thirty (30) days, if Tenant shall fail to commence to cure the same within thirty (30) days and thereafter proceed diligently to complete the cure thereof, then Landlord at its option may reenter and repossess the Demised Premises with or without process of law, declare this Lease terminated and the term of this Lease ended forthwith, or pursue any other remedy available under law. Landlord may use such legal force as may be necessary to remove all persons and property then located in the Demised Premises. Landlord shall have full and uncontested right to take possession of Tenant's fixtures, inventory and other property in or about the Demised Premises, holding the same as additional security for the rent and other sums due hereunder. Notwithstanding such reentry and repossession by Landlord and the holding of such fixtures, inventory or other personal property, the liability of Tenant for the payment of the rent and other sums due hereunder and for the performance of Tenant's other obligations hereunder for the balance or the term of this Lease shall not be relinquished or extinguished and Landlord at any time may commence one or more actions to collect any sums due

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from Tenant under this Lease. In the event of any such reentry and repossession,
Landlord may deem appropriate and any such reletting shall not relieve Tenant of any of its obligations to Landlord under this Lease, except to the extent of any net rentals actually received by Landlord from such reletting after deducting all of Landlord's expense, including but not limited to legal expenses, brokerage commissions and the costs of remodeling the Demised Premises so as to render it suitable for reletting.

     21. Signs. Tenant shall have the right to attaching, affixing, painting or exhibiting signs on the Demised Premises, provided only (a) that any and all signs shall comply with the ordinance of the city or municipality in which the property is located and the laws of the State of Nebraska; (b) such signs shall not change the structure of the building; (c) such signs if and when taken down shall not damage any buildings; and (d) such signs shall be subject to the written approval of the Landlord, which approval shall not be unreasonably withheld.

     22. Waiver of Subrogation. Neither Landlord nor Tenant shall be liable to the other for any business interruption or any lose or damage to property or injury or death of persons occurring on the Demised Premises or in any manner growing out of Tenant's use of the Demised Premises, whether or not caused by the fault or negligence of the Landlord or Tenant, or their respective agents, employees, subtenants, licensees or assignees. This release shall apply only to the extent that such business interruption, loss or damage to property, or injury or death of persons is covered by insurance maintained by the Landlord or Tenant, and to the extent that recovery is made of proceeds thereunder, and regardless of whether such insurance protects the Landlord or Tenant or both. Nothing herein shall be construed to impose any other or greater liability upon either of the parties to this Lease than would have existed in the absence of this paragraph. This paragraph shall be effective only so long as its provisions do not adversely affect the right of the insured, whether Landlord or Tenant or both, to recover under the applicable policy or policies of insurance, and if prohibited under the terms of such policy or policies, shall be deemed wholly without force or effect.

     23. Estoppe1 Certificates. Tenant, from time to time upon written request from Landlord, agrees to execute, acknowledge, and deliver to Landlord, in form reasonably satisfactory to Landlord and/or Landlord's mortgagee, a written statement certifying that Tenant has accepted the Demised Premises, that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect as modified, setting forth the modifications, that Landlord is not in default hereunder, the date to which the rent and other amounts payable by Tenant have been paid in advance, if any, and such additional facts as reasonably may be required by Landlord or Landlord's mortgagee. Tenant understand and agrees


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that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchase of the Demised Premises, any prospective; mortgagee of the Demised Premises and their respective successors and assigns.

     24. Surrender of Premises at End of Term. Tenant agrees that upon the termination of this Lease it will surrender, yield up and deliver the Demised Premises in good and clean condition, except the effects of reasonable wear and tear and depreciation arising from lapse of time, or damage without fault or liability of Tenant. Tenant shall remove its inventory, equipment, furniture, trade fixtures. Any personal property or fixtures which Tenant in its discretion elects not to remove shall be presumed to be abandoned and shall thereupon be the property of Landlord. Nothing herein in to be construed to require that Tenant remove any property which has become a fixture of the Demised Premises.

     25. Paragraph Titles. The Titles of the various paragraphs of this Lease have been inserted as a matter of convenience and for reference only, and shall to be deemed in any manner to define, limit or describe the scope or intent of the particular paragraphs to which they refer or to affect the meaning or construction of the language contained in the body of such paragraphs.

     26. Severability. If any provision of this Lease shall be declared legally invalid or unenforceable, then the remaining provisions of this Lease nevertheless shall continue in full force and effect and shall be enforceable to the fullest extent permitted by law.

     27. Time to Essence. Time is of the essence of this Lease, and all provisions of this Lease relating to the time of performance of any obligation under this lease shall be strictly construed.

     28. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Nebraska.

     29. Multiple Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed to be an original for all purposes.

     30. Definitions. Except as otherwise expressly stated in this Lease, the "term" of this Lease shall include the original term and any additional term as to which Tenant exercises its options, if any, and references to this "lease" shall include this instrument and any properly executed amendment thereof or supplement thereto.

     31. Waivers. One or more waivers by Landlord or Tenant of breach of any covenant or condition by the other of them shall

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not be construed as a waiver of the subsequent breach of the same covenant or condition, and the consent or approval by Landlord or Tenant to or of any act by either requiring the other's consent or approval shall not be deemed to waive or render unnecessary either part's consent to or approval of any subsequent similar act by the other party.

     32. Binding Agreement. All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the respective heirs, executors, administrators, personal representatives, successors and assigns of such parties. No rights, however, shall inure to the benefit of any assigns of Tenant unless the assignment thereof to such assignee has been approved by Landlord in writing, if such approval is required by this Lease.

     33. Short-Form-Lease. Both parties agree not to record this Lease but to execute a "short form" of lease in form recordable and reasonably satisfactory to Landlord's attorney. In no event shall such "short form" lease set forth the rental and other charges payable by Tenant under this Lease, and any such "short form" lease sha11 expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease. Upon completion of the recording and/or filing of such short form lease and agreement, if any, they shall be delivered to Tenant, and if necessary, such recordings and/or filings shall be made in duplicate so that recorded and/or filed counterparts thereof may so be delivered to Tenant.

     34. Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture between the parties hereto, computation of rent, nor any other provision contained herein, nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

     35. Notices. Whenever under this Lease a provision is made for notice of any kind, such notice and the service thereof shall be seemed sufficient if such notice to Tenant and Landlord is in writing addressed to Tenant and Landlord at the address shown in the preamble to this Lease. Either party may be notice to the other party change the address at which it wishes to receive any notice given under this Lease.

     36. Delays in Performance. The performance by Landlord and Tenant of any of their respective obligations or undertakings provided for in this Lease, shall be excused and no default shall be deemed to exist in the event and so long as the performance of any such obligation or undertaking is prevented, delayed, retarded or hindered by any act of God, fire, earthquake, flood, explosion, action of the elements, war, riot, failure of

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transportation, strikes, lockouts, action of labor unions, condemnation, laws, orders of government or civil or military authorities, inability to procure labor, equipment, matarials or supplies in the open market, or any other cause directly beyond the control of Landlord or Tenant, as the case may be.

     37. Indemnification. Landlord and Tenant agree to indemnify and defend each other against and to hold each other harmless from any and all claims or demand of any third party arising from or based upon any alleged act, omission or negligence of the indemnifying party or its contractors, concessionaires, licensees, agents, servants, invitees, employees or any one else for whom the indemnifying party may be responsible. In the event that either party shall without fault on its part be made a party to any litigation commenced by any third party against the other party, then such other party shall protect and hold the party harmless from and with respect to such litigation, and shall pay all costs, expenses and attorneys' fees incurred or paid by the party without fault in connection with such litigation, together with any judgments rendered against the party without fault.

     38. Cumulative Rights. The rights, options, elections and remedies of both parties contained in this Lease shall be cumulative and may be exercised on one or more occasions and none of them shall be construed as excluding any other or any additional right, priority or remedy allowed or provided by law.

     39. Holdover. In the event that Tenant remains in possession of the Demised Premises after the termination of this Lease without the exercise of any option to extend the term of this Lease or without the execution of a new Lease, then Tenant shell be deemed to be occupying the Demised Premise as a tenant from month to month, subject to all of the conditions, provisions and obligations of this Lease, but without any rights to extend the term of this Lease.

     40. Entry by Landlord. Landlord shall have the right to enter upon the Demised Premises at all reasonable hours for the purpose or inspecting the Demised Premises or for any other lawful purpose; provided, however, that such entry shall not unreasonably interfere with the conduct of Tenant's business.

     41. Execution Required. The submission of this document for examination does not constitute an offer to lease or a reservation of or option for the Demised Premises and shall become effective only upon execution by both Tenant and Landlord.

     42. Number and Gender. Where the context of this Lease requires, singular words shall be read as if plural, plural words shall be read as if singular and words of neuter gender shall be read as if masculine or feminine.

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     43. Entire Agreement. Tenant and Landlord hereby agree that this Lease as written represents the entire agreement between the parties hereto and that there are not other agreements, written or verbal, between the parties hereto pertaining to the Demised Premises or the subject matter hereof. This Lease may not be amended or supplement orally but only by an agreement in writing which has been signed by the party against whom enforcement of any such amendment or supplement is sought.

     44. Local Regulations. Tenant will comply with all lawful requirements of the local board of health, police, fire department and governmental authorities respecting the manner in which it uses the Demised Premises. The Tenant at its expense will supply any apparatus, appliance or material and w111 have done any work for, in, or about the Demised Premises which may be required or ordered by any law or lawful authority.

     45. Corporate Tenant. The persons executing the Lease on behalf of Tenant hereby covenant, represent and warrant that Tenant is fully incorporated, that the corporation is in good standing and that the person(s) executing this Lease on behalf of Tenant is an officer or are officers of such Tenant, and that he or they as such officert(s) is/are duly authorized to sign and execute this lease. A copy of a resolution for such authority shall be supplied to Landlord upon request.

     46. Consent. In any instance where the consent or approval of either party is required under the term of this Lease, such consent or approval shall not be unreasonably withheld. Landlord and Tenant agree to execute and deliver any instruments in writing necessary to carry out and agreement, term, conditions or assurance in this Lease whenever occasion shall arise and request for such instruments shall be made.

     47. Deposit. Tenant has placed $___________ upon signing with landlord to be used by landlord in the event tenant should cause any damage (excepting normal wear) or an application for monetary or other defaults. This deposit will not bear any interest nor will it be placed in a separate account.

     48. Landlords work shall consist of the following only as indicated in Rider C.

     IN WITNESS WHEREOF, the parties hereto have set their hand this date May 24, 1996.

LANDLORD:                           TENANT:

/s/ Marlyn Schwartz                 /s/ Rex Lamb
---------------------------         ----------------------------
Marlyn Schwartz                     Rex Lamb d/b/a Docutech




                                 ACKNOWLEDGMENT

STATE OF NEBRASKA      )
                       ) ss.
COUNTY OF LANCASTER    )

     I, Sharon Y Schwartz, a Notary Public DO HEREBY CERTIFY that Rex Lamb and ________________ of Docutech who (is) personally know to me to be the same person whose name (is) subscribed to the foregoing instrument appeared before me this day in person and acknowledged that (he) signed, sealed and delivered the said instrument as (his) free and voluntary act for the uses and purposes therein set forth.

     Given under my hand and notarial seal, this 24th day of May, 1996.


                                                  /s/ Sharon Y. Schwartz
                                                  ----------------------------
                                                  Notary Public



My commission expires March 27, 2000

GENERAL NOTARY - State of Nebraska
        SHARON Y. SCHWARTZ
     My Comm. Exp. March, 2000

                                 ACKNOWLEDGMENT

STATE OF NEBRASKA      )
                       ) ss.
CoUNTY OF LANCASTER    )

     I, Joe S. Rohach, a Notary Public DO HEREBY CERTIFY that Marlyn Schwartz of Lincoln, NE who (is) personally known to me to be the same person whose name
(is) subscribed to the foregoing instrument appeared before me this day in person and acknowledged that (she) signed, sealed and delivered the said instrument as (her) free and voluntary act for the uses and purposes therein set forth, all as President of Fortune Palace, Inc. a Nebraska corporation, on behalf of the corporation.

     Given under my hand and notarial seal, this 11 day of July, 1996.

                                                  /s/ Joe S. Rohach
                                                  ----------------------------
                                                  Notary Public





GENERAL NOTARY - State of Nebraska
      JOSEPH S. ROHACH, JR.
     My Comm. Exp. March, 1999

My commission expires April 1, 1999


My commission expires _______________

     EXHIBIT A

     Legal Description:

     Lot 1, Block 4, Rent-Worth Addition & Lot "A", Krein Industrial Plaza Sub of Lot 6

                                     Rider C

     1. Landlord will do all the interior improvements to the space to be finished.

     2. Landlord will give $10 per yard flooring allowance for the 4,000 square feet finished space (which equals $4,450.00). Any additional costs for the flooring will be at the Tenant's expense.

     3. Unfinished space shall have one (1) existing overhead unit heater. If Tenant decides to finish the unfinished area at his own expense, the Landlord will provide the furnace and A/C units adequate to heat and cool the existing unfinished area.